UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 2, 2019

TARONIS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35586	26-0250418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

300 W. Clarendon Avenue, Suite 230

Phoenix, AZ 85013

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (866-370-3835)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TRNX	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Securities Settlement Agreement

On December 2, 2019, Taronis Technologies, Inc. (the “Company”) entered into a Securities Settlement Agreement (“SSA”) with YA II PN, Ltd. (“YA”). Under the terms of the SSA, the Company will issue YA 475,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) for the settlement of an outstanding debt obligation in the amount of $533,528.23 (“Debt Obligation”) (the “Offering”). The Company will not directly receive any cash proceeds from the Offering, but the Debt Obligation will be satisfied in full. The SSA contains customary representations, warranties and agreements by us.

The sale of the Common Stock is being made pursuant to a prospectus supplement, which will be filed with the Securities and Exchange Commission (the “SEC”) on or about December 2, 2019, and accompanying base prospectus relating to the Company’s shelf registration statement on Form S-3 (File No. 333-230854), which was declared effective by the SEC on April 24, 2019.

The above description of the SSA does not purport to be complete and is qualified in its entirety by the full text of such SSA, which is incorporated herein and attached hereto as Exhibit 10.1.

A copy of the opinion of our Legal Counsel relating to the legality of the issuance and sale of the Common Stock in the Offering is attached as Exhibit 5.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

5.1	Opinion of Legal Counsel
10.1	Securities Settlement Agreement dated December 2, 2019, between the Company and YA II PN, Ltd.
23.1	Consent of Legal Counsel (contained in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2019

TARONIS TECHNOLOGIES, INC.

/s/ Scott Mahoney
By:	Scott Mahoney
Its:	Chief Executive Officer